Exhibit 21

SUBSIDIARIES OF REGISTRANT

Greater Community Bancorp (the “Company”) has three directly-owned banking subsidiaries, Greater Community Bank (“GCB”), Bergen Commercial Bank (“BCB”) and Rock Community Bank (“RCB”) (the “Bank Subsidiaries”), all of which are New Jersey commercial banking corporations. The Company owns 100% of the outstanding shares of the Bank Subsidiaries. GCB and BCB each has one wholly-owned nonbank subsidiary, Great Falls Investment Company, Inc. and BCB Investment Company, Inc., respectively, both of which are New Jersey business corporations, and each of which, in turn, owns 100% of the stock of a Delaware nonbank subsidiary.

Effective 11:59 p.m. December 31, 2005, BCB and RCB were merged with and into GCB. Concurrent with BCB’s merger with and into GCB, BCB’s investment company and its subsidiary were merged with and into GCB’s respective investment company subsidiaries and Great Falls Investment Company, Inc. was renamed Greater Community Investment Company, Inc.

The Company also directly owns 100% of Greater Community Services, Inc. (“GCS”), GCB Realty LLC, (“Realty”), REO Fairfield, LLC (“REO”), Greater Community Tax Services LLC (“Tax”), and Greater Community Title LLC (“Title”). In addition, the Company owns 50% of Greater Community Insurance Services, LLC (“Insurance”). GCS provides accounting, data processing and management information systems, loan operations and various other banking-related services at cost. Effective with the Bank Subsidiaries’ mergers, GCS is inactive and GCB provides these services directly. Realty owns and manages real estate property. REO holds and manages other real estate owned. Tax provides personal income tax preparation services. Title offers property title insurance and settlement services, and its wholly-owned subsidiary, Greater Community 1031 Exchange Services LLC, offers 1031 exchange services. Insurance offers traditional insurance products. In addition, the Company owns 100% of GCB Capital Trust II which is a Delaware holding trust.

The charts on the following page illustrate the Company’s subsidiaries pre- and post-merger of the Bank Subsidiaries and their respective nonbank subsidiaries.

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Exhibit 21 (continued)

SUBSIDIARIES OF REGISTRANT

Greater Community Bancorp (registrant) (Pre-Merger of Bank Subsidiaries)
|	|	|	|	|	|	|	|	|	|
Greater Community Insurance Services, LLC 50%	Greater Community Tax Services LLC 100%	Greater Community Title LLC 100% |	Greater Community Services, Inc. 100%	GCB Capital Trust II 100%	Greater Community Bank 100% |	Bergen Commercial Bank 100% |	GCB Realty, LLC 100%	Rock Community Bank 100%	REO Fairfield, LLC 100%
		Greater Community 1031 Exchange Services LLC 100%		Highland Capital Corp. 100%	Great Falls Investment Company, Inc. 100% |	BCB Investment Company, Inc. 100% |
					Union Boulevard Corp 100%	Sears Drive Corp 100%

Greater Community Bancorp (registrant) (Post-Merger of Bank Subsidiaries)
|	|	|	|	|	|	|	|
Greater Community Insurance Services, LLC 50%	Greater Community Tax Services LLC 100%	Greater Community Title LLC 100% |	Greater Community Services, Inc. 100%	GCB Capital Trust II 100%	Greater Community Bank 100% |	GCB Realty, LLC 100%	REO Fairfield, LLC 100%
		Greater Community 1031 Exchange Services LLC 100%		Highland Capital Corp. 100%		Greater Community Investment Company, Inc. 100% | Union Boulevard Corp 100%

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